Exhibit 99.1

Media Contact	Investor Contact
Alison Dowe	Cal Evans
Media Relations	Investor Relations
(706) 644-3781	(706) 641-6500
Synovus Announces Earnings for the Fourth Quarter 2021
Diluted Earnings per Share of $1.31 vs. $1.21 in 3Q21
Adjusted Diluted Earnings per Share of $1.35 vs. $1.20 in 3Q21

COLUMBUS, Ga., January 20, 2022 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended December 31, 2021.
2021 Highlights
•Net income available to common shareholders for 2021 was $727.3 million or $4.90 per diluted share as compared to $340.5 million or $2.30 per diluted share for 2020.
◦Adjusted earnings per diluted share for 2021 were $4.95 as compared to $2.41 for 2020, an increase of 106%.
•Period-end loan growth of $2.9 billion or 8% excluding Paycheck Protection Program (PPP) loans.
◦Processed and approved $1.0 billion in Round 2 PPP loans, supporting approximately 11,000 customers.
•Period-end deposit growth of $2.7 billion or 6%.
◦Core transaction deposits (non-interest bearing, interest bearing demand, NOW/savings, and money market deposits excluding public and brokered funds) increased $5.1 billion or 16%.
◦Cost of deposits decreased 16 basis points to 0.12% in the fourth quarter of 2021 as compared to the fourth quarter of 2020.
•Non-interest revenue, excluding securities gains, increased $23.3 million or 5% year over year, reflecting strong growth in core banking fees and wealth revenue, offset by the normalization of net mortgage revenue.
•Well capitalized with preliminary year-end ratios of 9.49% for CET1 and 12.60% for total risk-based capital.
◦Completed share repurchases totaling $200 million, reducing outstanding shares by 4.4 million, or 3% from the prior year.
•Allowance for Credit Losses (ACL) decreased $184.0 million, and the ACL ratio decreased 52 basis points to 1.19%, or 1.21% excluding PPP loans, primarily due to a continued positive shift in the economic outlook.
•Achieved pre-tax run rate benefit of approximately $110 million from Synovus Forward initiatives, driving positive operating leverage, ahead of schedule; remain on track for expected cumulative $175 million pre-tax benefit by the end of 2022.
•Implemented executive succession plan with Kessel Stelling moving into the role of Executive Chairman and Kevin Blair becoming President and CEO in April 2021.

Fourth Quarter 2021 Highlights
•Net income available to common shareholders was $192.1 million or $1.31 per diluted share as compared to $178.5 million or $1.21 in the prior quarter.
◦Adjusted earnings per diluted share of $1.35, up 12% quarter over quarter and 25% year over year.
•Period-end loan growth of $1.4 billion or 4% quarter over quarter, excluding the reduction in PPP loans.
◦PPP loans declined $382.6 million quarter over quarter.
•Period-end deposit growth of $1.7 billion or 4% from the third quarter.
◦Core transaction deposits increased $1.3 billion or 4% quarter over quarter.
•Net interest income of $392.3 million an increase of 2% quarter over quarter.

◦Growth in core loans and securities portfolio offset reduction in PPP fee accretion of $8.6 million quarter over quarter.
•Non-interest revenue of 117.1 million, an increase of 2% from third quarter.
◦Continued growth in wealth revenue and a one-time $8 million BOLI benefit in the fourth quarter were offset by a reduction in net mortgage revenue.
•Non-interest expense of $295.2 million, an increase of $28.2 million from the third quarter.
◦Adjusted non-interest expense of $285.6 million increased $18.5 million quarter over quarter due to recurring expense increases such as investments in Synovus Forward initiatives as well as other expense increases not expected to recur including a seed gift into a newly established donor advised fund and environment-driven health care costs.
•Credit quality metrics experienced broad based improvement.
◦Key metrics include a quarter-end non-performing loan ratio of 0.33%, non-performing asset ratio of 0.40% and a quarterly net charge-off ratio of 0.11%.

Fourth Quarter Summary

	Reported			Adjusted
(dollars in thousands)	4Q21	3Q21	4Q20	4Q21	3Q21	4Q20
Net income available to common shareholders	$192,110	$178,482	$142,118	$198,373	$177,760	$160,618
Diluted earnings per share	1.31	1.21	0.96	1.35	1.20	1.08
Total loans	39,311,958	38,341,030	38,252,984	N/A	N/A	N/A
Total deposits	49,427,276	47,688,419	46,691,571	N/A	N/A	N/A
Total TE(1) revenue	510,265	500,608	501,514	509,040	499,743	497,342
Return on avg assets	1.40%	1.34%	1.11%	1.44%	1.33%	1.25%
Return on avg common equity	16.11	14.96	12.31	16.64	14.90	13.91
Return on avg tangible common equity	18.14	16.85	14.00	18.72	16.79	15.79
Net interest margin	2.96	3.01	3.12	N/A	N/A	N/A
Efficiency ratio	57.85	53.34	60.32	55.64	52.96	54.43
Net charge-off ratio	0.11	0.22	0.23	N/A	N/A	N/A
NPA ratio	0.40	0.45	0.50	N/A	N/A	N/A
(1)Taxable equivalent

“Our team closed out a strong 2021 as fourth quarter results showed sustained momentum headlined by broad-based loan growth during the quarter, and earnings per share of $1.31, which is up 37% from the fourth quarter 2020,” said Synovus President and CEO Kevin Blair. “2021 was another challenging year, but our teams were able to navigate the uncertain environment to support our clients, contribute to our communities and deliver for our shareholders. Driven by record levels of loan production, continued growth in our fee income businesses and disciplined expense management, we generated 6% growth in adjusted pre-provision net revenue in 2021. Momentum as we enter 2022 is strong; coupled with the strategic investments we are making in talent and technology, we are extremely well-positioned to deliver outsized growth this year and in years to come.”

Balance Sheet

Loans*

(dollars in millions)	4Q21	3Q21	Linked Quarter Change	Linked Quarter % Change	4Q20	Year/Year Change	Year/Year % Change
Commercial & industrial	$19,561.2	$18,934.8	$626.4	3%	$19,520.2	$41.0	—%
Commercial real estate	10,981.5	10,540.3	441.2	4	10,325.7	655.8	6
Consumer	8,769.3	8,866.0	(96.7)	(1)	8,407.1	362.2	4
Total loans	$39,312.0	$38,341.0	$970.9	3%	$38,253.0	$1,059.0	3%
*    Amounts may not total due to rounding

•Total loans ended the quarter at $39.3 billion, up $1.0 billion or 3% quarter over quarter.
◦Loan growth, excluding PPP loans, was $1.4 billion or 4% quarter over quarter.
◦Second consecutive quarter of record commercial loan production.
•Commercial and industrial (C&I) loans increased $626.4 million or 3% from the prior quarter.
◦C&I line utilization increased approximately 340 basis points to 43%.
•Commercial real estate (CRE) loans increased by $441.2 million or 4% from the prior quarter as pay-off and pay-down activity normalized.
•Consumer loans decreased by $96.7 million or 1% sequentially.

Deposits*

(dollars in millions)	4Q21	3Q21	Linked Quarter Change	Linked Quarter % Change	4Q20	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$15,242.8	$14,832.9	$409.9	3%	$12,382.7	$2,860.1	23%
Interest-bearing DDA	6,347.0	6,056.0	291.0	5	5,674.4	672.5	12
Money market	14,886.4	14,267.4	619.0	4	13,541.2	1,345.2	10
Savings	1,404.4	1,380.4	24.0	2	1,156.2	248.2	21
Public funds	6,284.6	5,791.6	493.0	9	6,760.6	(476.1)	(7)
Time deposits	2,427.1	2,579.3	(152.3)	(6)	3,605.9	(1,178.9)	(33)
Brokered deposits	2,835.0	2,780.7	54.3	2	3,570.4	(735.4)	(21)
Total deposits	$49,427.3	$47,688.4	$1,738.9	4%	$46,691.6	$2,735.7	6%
*    Amounts may not total due to rounding

•Total deposits ended the quarter at $49.4 billion, an increase of $1.7 billion or 4% sequentially.
◦Core transaction deposits increased $1.3 billion or 4% from the prior quarter.
◦Strong seasonal inflows supported a $493.0 million increase in public funds compared to the third quarter.
•Total deposit costs declined 1 basis point from the third quarter to 12 basis points.

Income Statement Summary*

(in thousands, except per share data)	4Q21	3Q21	Linked Quarter Change	Linked Quarter % Change	4Q20	Year/Year Change	Year/Year % Change
Net interest income	$392,313	$384,917	$7,396	2%	$385,932	$6,381	2%
Non-interest revenue	117,068	114,955	2,113	2	114,761	2,307	2
Non-interest expense	295,207	267,032	28,175	11	302,498	(7,291)	(2)
(Reversal of) provision for credit losses	(55,210)	(7,868)	(47,342)	602	11,066	(66,276)	nm
Income before taxes	$269,384	$240,708	$28,676	12%	$187,129	$82,255	44%
Income tax expense	68,983	53,935	15,048	28	36,720	32,263	88
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$192,110	$178,482	$13,628	8%	$142,118	$49,992	35%
Weighted average common shares outstanding, diluted	146,793	147,701	(908)	(1)	148,725	(1,932)	(1)
Diluted earnings per share	$1.31	$1.21	$0.10	8%	$0.96	$0.35	37%
Adjusted diluted earnings per share	$1.35	$1.20	$0.15	12%	$1.08	$0.27	25%
*    Amounts may not total due to rounding

Core Performance
•Total taxable equivalent revenue was $510.3 million in the fourth quarter, up $9.7 million sequentially.
•Net interest income increased $7.4 million or 2% compared to the prior quarter.
◦Growth in core loans and securities portfolio offset reduction in PPP fee accretion of $12.7 million, down $8.6 million from the third quarter.
•Net interest margin was 2.96%, down 5 basis points from the previous quarter.
◦The margin was negatively impacted by a reduction of PPP fees which contributed 7 basis points to the quarter over quarter decline. This impact was offset by a 2 basis point positive impact from non-PPP related earning assets.
•Non-interest revenue of $117.1 million increased $2.1 million or 2% compared to third quarter 2021.
◦Continued growth in wealth revenue and one-time $8 million BOLI benefit offset declines in mortgage revenue.
•Non-interest expense increased $28.2 million or 11% sequentially. Adjusted non-interest expense increased $18.5 million or 7% from the prior quarter.
◦The increase in adjusted non-interest expense was driven by a combination of recurring expense increases as well as other discrete fourth quarter expenses.
•Reversal of provision for credit losses of $55.2 million, a $47.3 million favorable change from the previous quarter.
◦Included in the provision was net charge-offs of $10.5 million offset by a reduction in the ACL ratio to 1.19% at quarter-end, or 1.21% excluding PPP loans.
•The effective tax rate was 25.6% for the quarter.

Capital Ratios

	4Q21		3Q21	4Q20
Common equity Tier 1 capital (CET1) ratio	9.49%	*	9.58%	9.66%
Tier 1 capital ratio	10.65	*	10.79	10.95
Total risk-based capital ratio	12.60	*	12.92	13.42
Tier 1 leverage ratio	8.72	*	8.78	8.50
Tangible common equity ratio	7.52		7.68	7.66
*    Ratios are preliminary

Capital

•Preliminary CET1 ratio decreased 9 basis points sequentially to 9.49%.
◦Capital generated from earnings was offset by strong asset growth as well as capital deployed through dividends and share repurchases.
•Preliminary total risk-based capital ratio of 12.60% decreased 32 basis points from the prior quarter, primarily from strong asset growth and reduction in the allowance for credit losses.

Fourth Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on January 20, 2022. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Investor Day

Synovus will host an Investor Day presentation at 8:00 a.m. ET on February 8th, 2022. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $57 billion in assets. Synovus provides commercial and retail banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, and international banking through 279 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; adjusted revenue; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity ratio; and adjusted pre-provision net revenue are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total TE revenue; efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and income before income taxes, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted revenue and adjusted non-interest revenue are measures used by management to evaluate total TE revenue and non-interest revenue exclusive of net investment securities gains (losses), gain on sale and changes in the fair value of private equity investments, net, and fair value adjustment on non-qualified deferred compensation. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. Adjusted pre-provision net revenue is used by management to evaluate pre-tax earnings exclusive of (reversal of) provision for credit losses, which can vary significantly, and other items that management believes are not indicative of ongoing operations and affect period-to-period comparisons.The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q21	3Q21	4Q20	2021	2020
Adjusted non-interest revenue
Total non-interest revenue	$117,068	$114,955	$114,761	$450,066	$506,513
Subtract/add: Investment securities (gains) losses, net	(230)	(962)	(2,337)	799	(78,931)
Subtract: Gain on sale and fair value increase, net of private equity investments	—	—	(63)	—	(4,775)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	(995)	97	(1,772)	(2,816)	(2,310)
Adjusted non-interest revenue	$115,843	$114,090	$110,589	$448,049	$420,497

Adjusted non-interest expense
Total non-interest expense	$295,207	$267,032	$302,498	$1,099,904	$1,179,574
Add/subtract: Earnout liability adjustments	—	243	—	(507)	(4,908)
Subtract: Goodwill impairment	—	—	—	—	(44,877)
Subtract: Restructuring charges	(5,958)	(319)	(18,068)	(7,223)	(26,991)
Subtract: Valuation adjustment to Visa derivative	(2,656)	—	(890)	(2,656)	(890)
Subtract: Loss on early extinguishment of debt	—	—	(8,409)	—	(10,466)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	(995)	97	(1,772)	(2,816)	(2,310)
Adjusted non-interest expense	$285,598	$267,053	$273,359	$1,086,702	$1,089,132

Adjusted revenue and adjusted tangible efficiency ratio
Adjusted non-interest expense	$285,598	$267,053	$273,359	$1,086,702	$1,089,132
Subtract: Amortization of intangibles	(2,379)	(2,379)	(2,640)	(9,516)	(10,560)
Adjusted tangible non-interest expense	$283,219	$264,674	$270,719	$1,077,186	$1,078,572

Net interest income	$392,313	$384,917	$385,932	$1,532,947	$1,512,748
Add: Tax equivalent adjustment	884	736	821	3,185	3,424
Add: Total non-interest revenue	117,068	114,955	114,761	450,066	506,513
Total TE revenue	510,265	500,608	501,514	1,986,198	2,022,685
Subtract/add: Investment securities (gains) losses, net	(230)	(962)	(2,337)	799	(78,931)
Subtract: Gain on sale and fair value increase, net of private equity investments	—	—	(63)	—	(4,775)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	(995)	97	(1,772)	(2,816)	(2,310)
Adjusted revenue	$509,040	$499,743	$497,342	$1,984,181	$1,936,669
Efficiency ratio-TE	57.85%	53.34%	60.32%	55.38%	58.32%
Adjusted tangible efficiency ratio	55.64	52.96	54.43	54.29	55.69

Reconciliation of Non-GAAP Financial Measures, continued
(in thousands, except per share data)	4Q21	3Q21	4Q20	2021	2020
Adjusted return on average assets
Net income	$200,401	$186,773	$150,409	$760,467	$373,695
Subtract/add: Earnout liability adjustments	—	(243)	—	507	4,908
Add: Goodwill impairment	—	—	—	—	44,877
Add: Restructuring charges	5,958	319	18,068	7,223	26,991
Add: Valuation adjustment to Visa derivative	2,656	—	890	2,656	890
Add: Loss on early extinguishment of debt	—	—	8,409	—	10,466
Subtract/add: Investment securities (gains) losses, net	(230)	(962)	(2,337)	799	(78,931)
Subtract: Gain on sale and fair value increase, net of private equity investments	—	—	(63)	—	(4,775)
Subtract/add: Tax effect of adjustments(1)	(2,121)	164	(6,467)	(2,702)	11,748
Adjusted net income	$206,664	$186,051	$168,909	$768,950	$389,869
Net income annualized	$795,069	$741,002	$598,366	$760,467	$373,695
Adjusted net income annualized	$819,917	$738,137	$671,964	$768,950	$389,869
Total average assets	$56,911,929	$55,326,260	$53,833,909	$55,368,481	$52,138,038
Return on average assets	1.40%	1.34%	1.11%	1.37%	0.72%
Adjusted return on average assets	1.44	1.33	1.25	1.39	0.75

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$192,110	$178,482	$142,118	$727,304	$340,532
Subtract/add: Earnout liability adjustments	—	(243)	—	507	4,908
Add: Goodwill impairment	—	—	—	—	44,877
Add: Restructuring charges	5,958	319	18,068	7,223	26,991
Add: Valuation adjustment to Visa derivative	2,656	—	890	2,656	890
Add: Loss on early extinguishment of debt	—	—	8,409	—	10,466
Subtract/add: Investment securities (gains) losses, net	(230)	(962)	(2,337)	799	(78,931)
Subtract: Gain on sale and fair value increase, net of private equity investments	—	—	(63)	—	(4,775)
Subtract/add: Tax effect of adjustments(1)	(2,121)	164	(6,467)	(2,702)	11,748
Adjusted net income available to common shareholders	$198,373	$177,760	$160,618	$735,787	$356,706
Weighted average common shares outstanding, diluted	146,793	147,701	148,725	148,495	148,210
Net income per common share, diluted	$1.31	$1.21	$0.96	$4.90	$2.30
Adjusted net income per common share, diluted	1.35	1.20	1.08	4.95	2.41

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q21	3Q21	4Q20	2021	2020

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$192,110	$178,482	$142,118	$727,304	$340,532
Subtract/add: Earnout liability adjustments	—	(243)	—	507	4,908
Add: Goodwill impairment	—	—	—	—	44,877
Add: Restructuring charges	5,958	319	18,068	7,223	26,991
Add: Valuation adjustment to Visa derivative	2,656	—	890	2,656	890
Add: Loss on early extinguishment of debt	—	—	8,409	—	10,466
Subtract/add: Investment securities (gains) losses, net	(230)	(962)	(2,337)	799	(78,931)
Subtract: Gain on sale and fair value increase, net of private equity investments	—	—	(63)	—	(4,775)
Subtract/add: Tax effect of adjustments(1)	(2,121)	164	(6,467)	(2,702)	11,748
Adjusted net income available to common shareholders	$198,373	$177,760	$160,618	$735,787	$356,706

Adjusted net income available to common shareholders annualized	$787,023	$705,243	$638,980	$735,787	$356,706
Add: Amortization of intangibles, tax effected	7,050	7,050	7,782	7,108	7,825
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$794,073	$712,293	$646,762	$742,895	$364,531

Net income available to common shareholders annualized	$762,176	$708,108	$565,382	$727,304	$340,532
Add: Amortization of intangibles, tax effected	7,050	7,050	7,782	7,108	7,825
Net income available to common shareholders excluding amortization of intangibles annualized	$769,226	$715,158	$573,164	$734,412	$348,357

Total average shareholders' equity less preferred stock	$4,730,828	$4,734,754	$4,594,199	$4,674,833	$4,534,935
Subtract: Goodwill	(452,390)	(452,390)	(452,390)	(452,390)	(485,987)
Subtract: Other intangible assets, net	(36,805)	(39,109)	(46,511)	(40,307)	(50,427)
Total average tangible shareholders' equity less preferred stock	$4,241,633	$4,243,255	$4,095,298	$4,182,136	$3,998,521
Return on average common equity	16.11%	14.96%	12.31%	15.56%	7.51%
Adjusted return on average common equity	16.64	14.90	13.91	15.74	7.87
Return on average tangible common equity	18.14	16.85	14.00	17.56	8.71
Adjusted return on average tangible common equity	18.72	16.79	15.79	17.76	9.12

Reconciliation of Non-GAAP Financial Measures, continued
	December 31,	September 30,	December 31,
(dollars in thousands)	2021	2021	2020
Tangible common equity ratio

Total assets	$57,317,226	$55,509,129	$54,394,159
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(35,596)	(37,975)	(45,112)
Tangible assets	$56,829,240	$55,018,764	$53,896,657

Total shareholders’ equity	$5,296,800	$5,252,802	$5,161,334
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(35,596)	(37,975)	(45,112)
Subtract: Preferred stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,271,669	$4,225,292	$4,126,687
Total shareholders’ equity to total assets ratio	9.24%	9.46%	9.49%
Tangible common equity ratio	7.52	7.68	7.66

(dollars in thousands)	2021	2020
Adjusted pre-provision net revenue
Taxable equivalent net interest income	$1,536,132	$1,516,172
Add: Adjusted non-interest revenue	448,049	420,497
Subtract: Adjusted non-interest expense	1,086,702	1,089,132
Adjusted pre-provision net revenue	$897,479	$847,537

Income before income taxes	$989,360	$484,665

(1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied.